UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: August 3, 2017

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☒

Item 3.02	Unregistered Sales of Equity Securities.

On August 3, 2017, Invitae Corporation (the “Company”) completed a private placement of 5,188,235 shares (the “Common Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price of $8.50 per share, and 3,458,823 shares of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock” and, together with the Common Shares, the “Shares”), at a price of $8.50 per share, to certain accredited investors (the “Investors”). Gross proceeds to the Company from the private placement were approximately $73.5 million, before deducting fees and certain expenses payable by the Company. The sale of the Shares was made pursuant to the terms of a Securities Purchase Agreement dated as of July 31, 2017 among the Company and the Investors. The Company has agreed to register for resale the Shares issued in the private placement. The Securities Purchase Agreement, Registration Rights Agreement dated as of July 31, 2017 pursuant to which the Common Shares will be registered for resale, and the Amended and Restated Registration Rights Agreement dated as of July 31, 2017 pursuant to which the Series A Preferred Stock will be registered for resale, were described under Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2017.

The Shares issued in the Private Placement were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Investors. Cowen and Company, LLC and Leerink Partners LLC acted as joint placement agents for the Company in connection with the Private Placement and received fees of approximately $4.4 million. The net proceeds to the Company from the private placement, after deducting the placement agent fees and other expenses payable by the Company, are expected to be approximately $68.8 million.

The securities sold in the private placement have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock, Series A Preferred Stock or any other securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2017	INVITAE CORPORATION

	By:	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer